UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INLAND REAL ESTATE INCOME TRUST, INC.

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

Date:	November 5, 2026
Time:	2:00 p.m. Central Time
Place:	2901 Butterfield Road
Oak Brook, Illinois 60523

Inland Real Estate Income Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

(866) 694-6526

Notice of Annual Meeting of Stockholders

to be held November 5, 2026

Dear Stockholder:

Our annual stockholders’ meeting will be held on November 5, 2026, at 2:00 p.m. Central Time, at our principal executive offices located at 2901 Butterfield Road in Oak Brook, Illinois 60523. At our annual meeting, we will ask you to consider and vote upon:

1.
a proposal to elect three Class II directors;
2.
a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.
a proposal to adopt a non-binding advisory resolution approving the executive compensation for certain of our named executive officers; and
4.
any other business that may be properly presented at the annual meeting and any postponement or adjournment thereof.

If you were a stockholder of record at the close of business on September 14, 2026, you may vote at the annual meeting and any postponements or adjournments thereof. We are using the “Notice and Access” method of providing proxy materials to stockholders via the Internet. This process provides stockholders with a convenient and quick way to access the proxy materials and vote while lowering our costs. We expect to begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about September 25, 2026 and will post our proxy materials on the website referenced in the Notice and in our proxy statement. As will be more fully described in the Notice, stockholders may choose to access our proxy materials on the website or you may request to receive a printed set of our proxy materials.

Regardless of whether you plan to attend the meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet; (2) by telephone; or (3) by mail, if a paper proxy card has been provided to you.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

We welcome your attendance at the annual meeting of stockholders. If you plan to attend the Annual Meeting, you will need to contact us at 866-694-6526 so that we can arrange for sufficient space to accommodate all attendees and bring photo identification in order to be admitted.

By order of the Board of Directors,

Cathleen M. Hrtanek

Secretary

September 16, 2026

This proxy statement contains information related to the annual meeting of stockholders to be held November 5, 2026, beginning at 2:00 p.m. Central Time, at our principal executive offices located at 2901 Butterfield Road, Oak Brook, Illinois 60523, and at any postponements or adjournments thereof.

INFORMATION ABOUT THE ANNUAL MEETING

The board of directors of Inland Real Estate Income Trust, Inc. (referred to herein as the “Company,” “we,” “our” or “us”), a Maryland corporation, is soliciting your vote for the 2026 annual meeting of stockholders. At the meeting, you will be asked to consider and vote upon:

1.
a proposal to elect three Class II directors;
2.
a proposal to ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.
a proposal to adopt a non-binding advisory resolution approving the executive compensation for certain of our named executive officers; and
4.
any other business that may be properly presented at the annual meeting and any postponement or adjournment thereof.

The board of directors recommends that you vote “FOR” each of the proposals.

Important Notice Regarding the Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on November 5, 2026. This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (our “Annual Report”) are available at www.proxyvote.com. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing stockholders with access to our proxy materials over the Internet by mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of mailing paper copies of the proxy materials to each stockholder. This allows us to provide our stockholders with the information they need while lowering our costs. On or about September 25, 2026, we will begin mailing the Notice containing instructions on how to access our proxy materials over the Internet and to authorize your proxy online. The Notice is not a proxy and cannot be marked or submitted to vote your shares. All stockholders receiving the Notice will have the ability to request a paper copy of the proxy materials by mail by following the instructions provided on the Notice. In addition, the Notice contains instructions for electing to receive proxy materials by e-mail. If you own shares of common stock in more than one account, such as individually and jointly with your spouse, you may have received more than one Notice. Please make sure to vote all your shares.

You will not receive paper copies of the proxy materials, including our Annual Report, unless you request the materials by following the instructions on the Notice or on the website referred to in the Notice. If requested by stockholders, we also will provide copies of exhibits to our Annual Report for a reasonable fee.

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports, that allows us to, among other things, send a single set of any proxy statement, annual report, notices or information statement to any household at which two or more stockholders reside if they share the same address. This procedure is referred to as “Householding.” This rule benefits both you and us by reducing the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to have a separate stockholder identification number and receive a separate proxy card or voting instruction card.

Upon written or oral request, we will promptly have a separate copy of our Annual Report and this proxy statement delivered to a stockholder at a shared address to which a single copy was previously delivered. If you have any questions about this proxy statement or the annual meeting, or if you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling

(800) 579-1639 or email us a request to sendmaterial@materialnotice.com. You may also visit the following website to request materials: www.materialnotice.com.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements and other information we file with the SEC on the website maintained by the SEC at www.sec.gov.

Information about Attending the Annual Meeting

We welcome your attendance at the annual meeting of stockholders. If you plan on attending the meeting, please contact us at 866-694-6526, so that we can arrange for sufficient space to accommodate all attendees.

If your shares are held by a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee to vote your shares, and you may not vote your shares in person at the meeting unless you obtain a legal proxy. Beneficial owners who want to attend and vote in person at the annual meeting will need to obtain a legal proxy from the organization holding their shares. The legal proxy must be provided in PDF or image file format (gif, jpg, or png) and must grant the beneficial owner the right to vote their shares in person at the annual meeting. The beneficial owner must present the legal proxy together with their ballot at the meeting.

Information about Voting

Holders of our common stock at the close of business on September 14, 2026 (the “Record Date”) are entitled to receive notice of and to vote their shares at the annual meeting. As of the Record Date, there were 36,012,053 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

Your vote is needed to ensure that the proposals can be acted upon. Your vote is very important, even if you own a small number of shares. Your immediate response will help avoid potential delays and may save the Company significant additional expense associated with soliciting stockholder votes.

You may vote in person or by granting us a proxy to vote on the proposals. A proxy is a person who votes the shares of stock of another person who cannot attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. By submitting your proxy to us, you are appointing each of Jerry Kyriazis and Cathleen M. Hrtanek as your proxy, and you are giving each of them permission to vote your shares of the Company’s common stock at the annual meeting.

You may authorize a proxy in any of the following ways:

•
via the Internet, by following the instructions and using the control number or QR barcode provided on the proxy card or the Notice;
•
via telephone, by calling (800) 690-6903 and following the instructions provided on the proxy card provided to you; or
•
via mail, if you received a printed set of proxy materials, by completing, signing, dating and returning the paper proxy card provided to you in the envelope enclosed therewith, if it is received by us no later than November 4, 2026.

You can authorize a proxy via the Internet or by telephone at any time prior to 11:59 p.m., Eastern Time, on November 4, 2026, the day before the annual meeting. For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, because it is quick, convenient and reduces our costs. Authorizing a proxy to vote your shares by following the instructions on the enclosed proxy card prior to the meeting date will ensure that your vote is recorded immediately and avoid postal delays that may cause your proxy to arrive late in which case your vote will not be counted. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all your shares of common stock are voted.

If you return your proxy card but do not indicate how your shares should be voted, they will be voted: (1) “FOR” the election of Stephen L. Davis, Anthony Chereso and Alan Feldman as Class II directors to serve until our 2029 annual meeting and until their respective successors are duly elected and qualify; (2) “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and (3) “FOR” the proposal to adopt a non-binding resolution approving the executive compensation for certain of our named executive officers. If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by: (1) sending written notice that must be received by us no later than November 4, 2026 at Inland Real Estate Income Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Ms. Cathleen Hrtanek, Secretary; (2) providing us with a later-dated proxy received by us no later than November 4, 2026; (3) recasting your vote via the Internet or by telephone; or (4) attending the annual meeting in person and voting your shares. Merely attending the annual meeting, without further action, will not revoke your proxy. Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting.

Street Name Stockholders. If you are the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank or other nominee) as of the close of business on the Record Date, you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit a proxy to have your shares voted. Please use the voting forms and instructions provided by your broker, bank or other nominee. In most cases, you will be able to do this by following the instructions on the enclosed proxy card or possibly by telephone depending on the broker’s procedures. You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee.

If you are the beneficial owner of your shares but not a registered stockholder, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

Information Regarding Solicitation of Proxies and Tabulation of the Vote

This solicitation of proxies is made by and on behalf of our board of directors. Under applicable regulations of the SEC, each of our directors and director nominees, and certain of our officers, may solicit proxies and are “participants” in this proxy solicitation on behalf of the board. We have also engaged Broadridge Investor Communication Solutions, Inc. (“Broadridge”) located at 51 Mercedes Way, Edgewood, New York 11717, to solicit proxies on our behalf. In addition, Broadridge will tabulate all votes cast at the annual meeting and will act as the inspector of election.

Quorum Requirement

There must be a quorum present for stockholders to act at the annual meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the annual meeting will constitute a quorum. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then your shares will be considered present for purposes of establishing a quorum.

Information about Vote Necessary for Action to be Taken

Proposal No. 1. With regard to the election of Stephen L. Davis, Anthony Chereso and Alan Feldman as Class II directors to serve until our 2029 annual meeting and until their respective successors are duly elected and qualify, you may: (i) vote “FOR ALL” of the nominees; (ii) withhold your vote for all of the nominees by voting “WITHHOLD ALL,” or (iii) vote for all of the nominees except for certain nominee(s) by voting “FOR ALL EXCEPT” and writing the nominee(s’) name(s) or number(s) on the line provided on the proxy card or, if voting electronically, making individual selections on the electronic proxy card. A plurality of all the votes of shares of common stock cast at the annual meeting, assuming a quorum is represented, is required to elect each nominee for director. Withheld votes will be counted for purposes of establishing a quorum and as a vote cast at the annual meeting but will have no effect on the result of the vote for a nominee if there is at least one vote “FOR” that nominee. For purposes of this proposal, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote but will be considered present for the purpose of determining the presence of a quorum.

Proposal No. 2. Regarding the proposal relating to the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026, you may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. A majority of the votes cast at the annual meeting, assuming a quorum is represented, is required to ratify this proposal. Abstentions will not be counted as votes cast but will be counted for purposes of establishing a quorum.

Proposal No. 3.  Non-binding resolution approving the executive compensation for certain of our named executive officers. This proposal requires the affirmative vote of a majority of all the votes cast on the proposal at a meeting at which a quorum is present. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on this proposal but will be considered present for purposes of determining the presence of a quorum.

Our board of directors (including all the independent directors) unanimously approved each of the proposals and recommends that you vote “FOR” each of the proposals.

Broker Non-Votes

A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a particular proposal, for example, because the broker does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. Brokers are not allowed to exercise their voting discretion with respect to the election of directors or the approval of other matters that applicable exchange rules determine to be “non-routine,” without specific instructions from the beneficial owner. Proposal No. 2 regarding ratification of KPMG is the only matter that is considered routine for these purposes.

Costs of Solicitation of Proxies

The Company will bear all costs and expenses incurred in connection with soliciting proxies. Our directors and executive officers, as well as certain employees of our business manager, IREIT Business Manager & Advisor, Inc. (referred to herein as the “Business Manager”), also may solicit proxies by mail, personal contact, letter, telephone, facsimile or other electronic means. These individuals will not receive any additional compensation for these activities but may be reimbursed by us for their reasonable out-of-pocket expenses. In addition, the Company has engaged Broadridge to solicit proxies on its behalf. We expect to pay Broadridge aggregate fees, costs and expenses of approximately $62,000 for soliciting proxies plus other fees and expenses for other services related to this proxy statement including disseminating broker search cards; distributing proxy materials; operating online and telephone voting systems; and receiving executed proxies. We will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses to the extent they forward proxy materials to our stockholders.

Other Matters

We are not aware of any other matters to be presented at the annual meeting. Generally, no business aside from the items discussed in this proxy statement may be carried out at the meeting. If, however, any other matter properly comes before the annual meeting as determined by the chair of the meeting, your proxies are authorized to act on the proposal at their discretion.

STOCK OWNERSHIP

Stock Owned by Certain Beneficial Owners and Management

Based on a review of filings with the SEC, the following table reflects the amount of common stock beneficially owned (unless otherwise indicated) by: (1) persons that beneficially own more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our officers; and (4) our directors and officers as a group. All information is as of September 2, 2026.

Name and Address of Beneficial Owner and Nature of Beneficial Ownership(1)	Amount(2)	Percent of Class
Catherine L. Lynch, Director and Chairperson of the Board(3)	970	*
Stephen L. Davis, Lead Independent Director(4)	12,200	*
Lee A. Daniels, Independent Director(5)	14,346	*
Alan Feldman, Independent Director	—	*
Gwen Henry, Independent Director(6)	12,773	*
Bernard J. Michael, Director, President and Chief Executive Officer(7)	12,177	*
Anthony Chereso, Director(8)	56,465	*
Mark E. Zalatoris, Former Director, Former President and Chief Executive Officer	—	*
Jerry Kyriazis, Chief Financial Officer and Treasurer(9)	278	*
Cathleen M. Hrtanek, Secretary(10)	222	*
All officers and directors as a group (9 persons)(11)	109,431	*

* Less than 1%

(1)
The business address of each person listed in the table is c/o Inland Real Estate Income Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. The footnotes below include the nature of the ownership of the corresponding beneficial owner.
(2)
All fractional ownership amounts have been rounded to the nearest whole number.
(3)
Ms. Lynch shares voting and dispositive power with her husband over all the shares they own.
(4)
Includes 4,162 unvested restricted shares. Mr. Davis has sole voting and investment power over all the shares he beneficially owns.
(5)
Includes 4,162 unvested restricted shares. Mr. Daniels has sole voting and investment power over all the shares he beneficially owns.
(6)
Includes 4,162 unvested restricted shares. Ms. Henry shares voting and dispositive power with her husband over all the shares they own.
(7)
Includes 4,162 unvested restricted shares. Mr. Michael has sole voting and investment power over all the shares he beneficially owns.
(8)
Represents shares owned by trusts, for which Mr. Chereso is the trustee. Mr. Chereso has sole voting and investment power over all the shares he beneficially owns.
(9)
Mr. Kyriazis has sole voting and investment power over all the shares he beneficially owns.
(10)
Ms. Hrtanek has sole voting and investment power over all the shares she beneficially owns.
(11)
Represents the aggregate beneficial ownership of all current directors and executive officers of the Company as a group (9 persons) as of September 2, 2026. Mr. Zalatoris, a former director and former executive officer, is not included in this group.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE PRINCIPLES

Board of Directors

In accordance with our charter, our board of directors is divided into three classes. Each director serves until the annual meeting of stockholders held in the third year following the year of his or her election and until that person’s successor is duly elected and qualifies. At this year’s annual meeting, three persons have been nominated to serve as Class II directors. If elected, each nominee will serve until our 2029 annual meeting and until their successors are duly elected and qualify. The number of directors in each class may be changed from time to time by the board to reflect matters such as an increase or decrease in the number of directors so that each class, to the extent possible, will have the same number of directors. Our bylaws state that the number of directors may not be less than one, which is the minimum number required by Maryland General Corporation Law, or more than 15. The number of directors on the board is currently fixed at seven, of which four are independent.

Our corporate governance guidelines require a majority of our directors to be “independent directors” as that term is defined in the rules of the New York Stock Exchange (the “NYSE”) and the applicable rules of the SEC. A director of the Company may resign at any time by delivering his or her resignation to the board, the chairman of the board or the secretary. Any resignation will take effect immediately upon its receipt or at such a later time specified in the resignation. The acceptance of a resignation will not be necessary to make it effective unless otherwise stated in the resignation.

The table set forth below lists the names, ages and certain other information about Stephen L. Davis, Anthony Chereso and Alan Feldman, each of whom is a Class II director and a nominee for election as a Class II director at the annual meeting, and each of the other continuing members of our board:

Class II Director Nominees	Class	Age	Position	Director Since	Current Term Expires*	Expiration of Term For Which Nominated*
Anthony Chereso	II	63	Director	2025	2026	2029
Stephen L. Davis	II	68	Lead Independent Director	2012	2026	2029
Alan Feldman	II	62	Independent Director, Nominating and Corporate Governance Committee Chair	2026	2026	2029
Continuing Directors	Class	Age	Position	Director Since	Current Term Expires*
Lee A. Daniels	III	83	Independent Director, Compensation Committee Chair	2012	2027
Catherine L. Lynch	III	67	Director, Chair of the Board	2025	2027
Gwen Henry	I	85	Independent Director, Audit Committee Chair	2012	2028
Bernard J. Michael	I	66	Director, President and Chief Executive Officer	2014	2028

*Each director will remain in office regardless of their term until a successor is duly elected and qualifies or the person resigns or is removed.

The following sets forth the principal occupation and business of each nominee and each continuing director, as well as the specific experience, qualifications, attributes and skills that led to the board’s conclusion that the nominee is well-qualified to serve as a director. All ages are stated as of January 1, 2026. As used herein, “Inland” refers to some or all the entities that are a part of The Inland Real Estate Group of Companies, Inc., which is comprised of separate and independent legal entities, such as the Company’s original sponsor, Inland Real Estate Investment Corp. (“IREIC”), some of which may be affiliates, share some common ownership or have been sponsored and managed by such entities or subsidiaries thereof.

Nominees for Class II Directors

Anthony Chereso, 63. Director since November 2025. Mr. Chereso is the chief executive officer and president of The Inland Real Estate Companies, LLC, which is part of Inland, a position in which he has served since January 2024. Mr. Chereso joined Inland in July 2022 as the chief financial officer and has over 30 years of experience in finance, tax, audit, commercial real estate, capital markets and the alternative investment industry. Mr. Chereso serves on the boards of directors of numerous Inland entities, including the Business Manager (since May 2025), IREIC (since February 2024), Inland Private Capital Corporation (since February 2024), Inland Securities Corporation (since May 2025), and IREA (since February 2023 and as chairman since January 2025). Mr. Chereso has also served as a member of the board of managers of IPC Alternative Real Estate Advisor, LLC, advisor to IPC Alternative Real Estate Income Trust, Inc. (“ALT REIT”) (since August 2023). Mr. Chereso has served as a member of the board of directors of ALT REIT since January 2026 and previously served on ALT REIT’s board of directors from January 2024 until October 2025.

Prior to joining Inland, Mr. Chereso worked as president and chief executive officer of the Institute for Portfolio Alternatives from 2015 to 2022. Previously, he was a director at United Development Funding from 2013 to 2015, the president and chief executive officer of FactRight, a third-party independent securities due diligence and research firm, from 2007 to 2013, and has held roles in capital markets at various real estate investment companies. Additionally, he worked in corporate finance, tax, and audit with Verizon Communications (formerly GTE) from 1985 to 2000. Mr. Chereso is a graduate of the DePaul University School of Business.

Our Board believes that Mr. Chereso’s extensive experience in finance, tax, audit, commercial real estate, capital markets, the alternative investment industry and natural leadership ability make him well qualified to serve as a member of our board of directors.

Stephen L. Davis, 68. Independent director since February 2012 and lead independent director since January 2026. Mr. Davis serves as a member of the audit committee, nominating and corporate governance committee and the compensation committee. Mr. Davis served on the board of Heska Corporation from August 2020 until July 2023 and was a member of its audit committee and chair of its corporate governance committee in each case from February 2021 until July 2023. Mr. Davis also served on the board of PMI Energy Solutions, LLC from 2013 until 2023. Additionally, Mr. Davis served on the board of the Trust Company of Illinois from 2016 until 2022. Mr. Davis has over 30 years of experience in real estate development and has been the chairman of The Will Group, Inc., a construction-related company founded in 1986. In his position with The Will Group, Mr. Davis was instrumental in the construction of the Kennedy King College campus, located in Chicago, Illinois, and the coordination of the “Plan for Transformation” for Altgeld Gardens, a public housing development located in Chicago, Illinois. Since October 2003, Mr. Davis has overseen property management operations for several properties owned by his family-owned real estate trust, including a $28 million industrial development in Chicago’s North Lawndale community.

Mr. Davis served as commissioner of aviation and chair of the board of the DuPage County Airport Authority overseeing management of the DuPage County Airport, Prairie Landing Golf Course and the 500-acre DuPage County Business Park from March 2005 until 2022. From 2006 to 2016, Mr. Davis served as a director of Wheaton Bank & Trust, and a member of its loan committee responsible for reviewing and analyzing residential and commercial loan portfolios, developer credentials and viability, home builders and commercial and industrial loans. Mr. Davis obtained his bachelor’s degree from the University of Tennessee.

Our board believes that Mr. Davis’s real estate development experience, his experience as a director of another public company and his leadership qualities make him well qualified to serve as a member of our board of directors.

Alan Feldman, 62. Independent director since January 2026. Mr. Feldman serves as the chairperson of the nominating and corporate governance committee and is a member of the audit committee and the compensation committee. Mr. Feldman currently serves as a senior fellow of the Zell-Lurie Real Estate Center at The Wharton School, University of Pennsylvania, where he has also taught since 2013. Mr. Feldman has served as an independent director of EQT Exeter Real Estate Income Trust, Inc. since June 2023 and an independent director of ALT REIT, another non-listed REIT sponsored by the Company’s sponsor, since January 2026. Mr. Feldman served as the chief executive officer and chairman of the board of directors of Resource REIT from October 2012 to May 2022, and as

Resource REIT’s president from September 2020 to May 2022. Resource REIT was a non-listed REIT which was acquired by Blackstone Real Estate Income Trust, Inc. in May 2022. At Resource REIT, Mr. Feldman was responsible for overseeing the strategy for the company and its real estate investment portfolio. Prior to Resource REIT’s mergers with Resource Real Estate Opportunity REIT, Inc. (“REIT I”) and Resource Apartment REIT III, Inc. (“REIT III”) in January 2021, he was also chief executive officer and chairman of the board of REIT I from June 2009 and REIT III from June 2017. He also served as the president of REIT I and REIT III from September 2020 until the mergers. Mr. Feldman served as a senior vice president of Resource America from August 2002 to September 2020 and as chief executive officer of its wholly owned subsidiary, Resource Real Estate (Resource REIT’s founding sponsor) from May 2004 to September 2020. From 1998 to 2002, Mr. Feldman was a vice president at Lazard Freres & Co., an investment banking firm specializing in, among other market segments, real estate matters. From 1992 through 1998, Mr. Feldman was an executive vice president of the Pennsylvania Real Estate Investment Trust and its predecessor, The Rubin Organization. From 1990 to 1992, Mr. Feldman was a director at Strouse, Greenberg & Co., a regional full-service real estate company. From 1986 through 1988, Mr. Feldman was an engineer at Bristol-Myers Squibb Corporation. Mr. Feldman received Bachelor of Science and Master of Science degrees in chemical engineering from Tufts University, and a Master of Business Administration degree from The Wharton School of the University of Pennsylvania.

Our board believes that Mr. Feldman’s experience as a director of numerous other non-listed REITs makes him well qualified to serve as a member of our board of directors.

Continuing Directors

Lee A. Daniels, 83. Independent director since February 2012. Mr. Daniels serves as a member of the audit committee, the nominating and corporate governance committee and the compensation committee (including as its chair, since January 2026). Mr. Daniels served as our lead independent director from September 2017 to January 2026. Mr. Daniels served on the board of Kite Realty Group from 2014 to 2021 and the board of Inland Diversified Real Estate Trust, Inc., an entity formed and sponsored by affiliates of the Business Manager, from its inception in 2008 until its merger with Kite in 2014.

In February 2007, Mr. Daniels founded Lee Daniels & Associates, LLC, a consulting firm for government and community relations. Prior to that, Mr. Daniels was an equity partner at the Chicago law firm of Bell Boyd & Lloyd from 1992 to 2006, an equity partner at Katten, Muchin & Zavis from 1982 to 1991, and an equity partner at Daniels & Faris from 1967 to 1982. Mr. Daniels served as Special Assistant Attorney General for the State of Illinois from 1971 to 1974. He served as a member of the Illinois House of Representatives from 1975 to 2007, was the Republican Leader from 1983 to 1995 and 1998 to 2003, and was Speaker of the Illinois House of Representatives from 1995 to 1997.

Mr. Daniels served on the board of directors of Haymarket Center, a nonprofit behavioral health treatment center located in Chicago, Illinois, from 2010 through 2024, and as its chairman of the board from 2014 through 2024. He currently serves as Chairman Emeritus. He served as the chair of the Presidential Search Committee for the College of DuPage from 2015 to 2016. He previously served on the board of Elmhurst Memorial Healthcare from 1981 to 2013, the board of governors from 1990 to 2013, and the board of Elmhurst Memorial Hospital Foundation from 1980 to 1984 and in 2013. Mr. Daniels also served on the board of Suburban Bank and Trust Company of Elmhurst from 1994 to 1996, the board of Elmhurst Federal Savings and Loan Association from 1991 to 1994, and the board of DuPage Easter Seals from 1970 to 1973.

Mr. Daniels received his bachelor’s degree from the University of Iowa and his law degree from the University of Illinois at Chicago Law School (f/k/a The John Marshall Law School). He received a Distinguished Alumni Award from both The John Marshall Law School and the University of Iowa, and an Honorary Doctor of Laws from Elmhurst College.

Our board believes that Mr. Daniels’ depth of knowledge and experience, based on his over 50 years of legal practice and his service as a board member of other entities, including other real estate investment trusts, make him well qualified to serve as a member of our board of directors.

Gwen Henry, 85. Independent director since February 2012. Ms. Henry serves as chairperson of the audit committee and is a member of the nominating and corporate governance committee and the compensation committee. Ms. Henry currently serves as the treasurer of DuPage County, Illinois, since December 2006. In this position, Ms. Henry is responsible for the custody and distribution of DuPage County funds. In addition, from April 1981 to 2019, Ms. Henry was a partner at Dugan & Lopatka, a regional accounting firm, and a member of the firm’s controllership and consulting services practice, where she specialized in financial consulting and tax and business planning for privately-held companies. Since December 2009, Ms. Henry has served as a board member of the Illinois Municipal Retirement Fund, a $55 billion fund which has investments exceeding $1.5 billion allocated to real estate. She currently serves as chair of the fund’s investment committee and is a member of the audit committee and the legislative committee.

Ms. Henry previously served as a commissioner of the DuPage County Forest Preserve from December 2002 to November 2006 and as chair of the special committee responsible for the DuPage County Budget from December 2002 to November 2004 and was a member of the DuPage County finance committee from November 1996 to November 2002. Ms. Henry also has held several board and chair positions for organizations including as treasurer of the Marianjoy Rehabilitation Hospital from June 2002 to May 2008, chairperson of the board of the Central DuPage Health System from October 1995 to September 1999, and director of the Central DuPage Hospital Foundation from October 2002 to 2016. She was elected and served as Mayor of the City of Wheaton, Illinois from March 1990 to December 2002.

Ms. Henry received her bachelor’s degree from the University of Kansas. She is a certified public accountant, a designated certified public funds investment manager and a certified public finance administrator.

Our board believes that Ms. Henry’s over 35 years of public accounting experience, coupled with her governmental and board experience, makes her well qualified to serve as a member of our board of directors.

Catherine L. Lynch, 67. Director and the Chairperson of our board since May 2025. Ms. Lynch served as our chief financial officer from April 2014 to May 2025 and treasurer from April 2018 to May 2025. Ms. Lynch joined IREIC in 1989 and has been a director of the Business Manager since August 2011. Ms. Lynch has also been a director (since June 2012) and chief of staff (since March 2026) of The Inland Group, LLC. Ms. Lynch currently serves as a director (since April 2011) and previously served as the treasurer and secretary (from January 1995 - July 2026) and the chief financial officer (from January 2011- July 2026) of IREIC. Ms. Lynch also serves as a director (since July 2000) and chief financial officer and secretary (since June 1995) of Inland Securities Corporation. She also served as the chief financial officer of Inland Residential Properties Trust (“IRPT”) and the IRPT business manager from December 2013 until October 2019 and treasurer of the IRPT business manager from December 2013 to October 2014. Ms. Lynch also serves as the chief financial officer and treasurer (since October 2016) of InPoint Commercial Real Estate Income, Inc. (“InPoint”) and as the chief financial officer and treasurer of the InPoint advisor (since August 2016). Ms. Lynch also has served as a director of IPC since May 2012. Ms. Lynch served as the treasurer of Inland Capital Markets Group, Inc. from January 2008 until October 2010, as a director and treasurer of Inland Investment Advisors, LLC from June 1995 to December 2014 and as a director and treasurer of Inland Institutional Capital, LLC from May 2006 to December 2014. Ms. Lynch worked for KPMG Peat Marwick LLP from 1980 to 1989. Ms. Lynch received her bachelor’s degree in accounting from Illinois State University. Ms. Lynch is a member of the Illinois CPA Society. Ms. Lynch also is registered with the Financial Industry Regulatory Authority, Inc. (“FINRA”) as a financial operations principal.

Our board believes that the depth and variety of Ms. Lynch’s experience, especially the experience gained in her roles with various Inland-related entities, make her well qualified to serve as a member of our board of directors.

Bernard J. Michael, 66. Mr. Michael has served as a director of the Company since September 2014. He qualified as “independent” until his election as our president and chief executive officer in February 2026. Mr. Michael co-founded AWH Partners, LLC, a privately held real estate investment, development and management firm. He served as co-managing partner of the firm until 2018 and owns a minority interest in the firm. Under Mr. Michael’s leadership, AWH acquired more than $1.4 billion in hotel investments and managed or completed hotel redevelopment projects totaling more than $300 million. In early 2012, AWH acquired Lane Hospitality, which it rebranded as Spire Hospitality, a top-tier national hospitality platform formed in 1980. Mr. Michael also served as the chairman and chief executive officer and president of the Center for Jewish History, a not-for-profit museum and archive in New York, until 2024.

Mr. Michael has over 25 years of experience as a practicing lawyer specializing in real estate with a focus on sophisticated real estate transactions across all asset classes for some of the world's largest property owners, developers and lenders. Mr. Michael was the founder and senior partner of Michael, Levitt & Rubenstein, LLC, a law firm focusing on real estate sales, acquisitions, development, leasing and financing. Mr. Michael and his team worked on some of the largest transactions in New York City, including the development of Time Warner Center and the Hudson Yards projects for The Related Companies. In addition, Mr. Michael and his firm represented developers on major multi-family, retail, office and hospitality projects in China, Saudi Arabia, and in most major cities across the United States.

Prior to forming Michael, Levitt & Rubenstein LLC, Mr. Michael was a partner in the real estate group at Proskauer Rose LLP. Prior to that, Mr. Michael was an attorney at Weil, Gotschal & Manges and Shea & Gould. Mr. Michael is a graduate of Brown University and New York University School of Law.

Our board believes that Mr. Michael’s prior business experience and his leadership qualities make him well qualified to serve as a member of our board of directors.

Independence

Our business is managed under the direction and oversight of our board. As required by our Corporate Governance Guidelines, a majority of our board must be comprised of “independent directors” who satisfy the director independence standards of the NYSE and applicable regulations promulgated by the SEC. The NYSE standards state that to qualify as an independent director, among other things, the board of directors must affirmatively determine that the director has no material relationship with the Company either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The board annually reviews the relationships that each director has with the Company either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Following the annual review, only those directors whom the board affirmatively determines have no material relationship with the Company either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company will be considered independent directors, subject to additional qualifications prescribed by the NYSE.

After reviewing any relevant transactions or relationships between each director, or any of his or her family members, and the Company, our management and our independent registered public accounting firm, and considering each director’s direct and indirect association with IREIC, the Business Manager or any of their affiliates, the board has determined that Messrs. Daniels, Davis and Feldman and Ms. Henry qualify as independent directors.

Board Leadership Structure and Risk Oversight

Our board has separated the roles of the president and chair of the board to recognize the differences between the two roles. Mr. Michael, in his role as our president and chief executive officer, is responsible for establishing the strategic direction for the Company and for providing the day-to-day leadership of the Company. Ms. Lynch, as chair of the board, organizes the work of the board and ensures that the board has access to sufficient information to carry out its functions. Ms. Lynch presides over meetings of the board of directors and stockholders, establishes the agenda for each meeting and oversees the distribution of information to directors.

Mr. Davis currently serves as our “lead independent director.” Although each board member is apprised of developments impacting our business, the lead independent director coordinates the activities of the independent directors and serves as the principal liaison between the independent directors and the chair of the board.

Mr. Davis, in his capacity as lead independent director, presides at board meetings if the chairperson of the board is absent; establishes board meeting agendas in collaboration with the chairperson of the board and the various committee chairs and recommends matters for the board and committees to consider; advises the chairperson of the board as to the quality, quantity and timeliness of the information submitted to the directors; calls meetings of the independent directors or calls for executive sessions during board meetings; and presides at meetings of the independent directors or executive sessions of the board in the absence of the chair. The lead independent director also performs such other responsibilities as the board may determine.

Our board believes that having a lead independent director with the duties and responsibilities described above provides the same independent leadership, oversight, and benefits to the Company and the board that would be provided by having an independent chair of the board. Our board, including our independent directors, is responsible for approving all material transactions. Each transaction between us and the Business Manager or its affiliates must be approved by the affirmative vote of a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction. In addition, each board member is kept apprised of our business and developments impacting our business and has complete and open access to the members of our management team, the Business Manager and our real estate manager, Inland Commercial Real Estate Services LLC (our “Real Estate Manager”).

Our board oversees risk management for the Company through: (1) the board’s review and discussion of regular periodic reports to the board of directors and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business; (2) requiring approval by the board of material transactions, including, among others, acquisitions and dispositions of properties, financings and our agreements with the Business Manager, our Real Estate Manager and the ancillary service providers; (3) reports from the audit committee; and (4) its review and discussion of regular periodic reports from our independent registered public accounting firm and other outside consultants or advisors regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes and our internal control over financial reporting.

Independent Director Compensation

The following table summarizes compensation earned by the independent directors for the year ended December 31, 2025 (Dollar amounts in thousands). We do not compensate any director serving on our board that is not independent.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Options Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total Compensation
Lee A. Daniels	$110	$40	$—	$—	$—	$5	$155
Stephen L. Davis	$105	$40	$—	$—	$—	$5	$150
Gwen Henry	$110	$40	$—	$—	$—	$5	$155
Bernard J. Michael(3)	$105	$40	$—	$—	$—	$5	$150
(1)
Represents the value of 2,368 restricted shares granted to each independent director on December 17, 2025. The number of restricted shares granted was calculated based on the estimated per share NAV as of September 30, 2025. See “Stock Compensation below.”
(2)
Represents the value of distributions received during the year ended December 31, 2025 on all restricted shares held through December 31, 2025.
(3)
Mr. Michael was appointed President and Chief Executive Officer of the Company in February of 2026, and he will not be included in the director compensation table for 2026.

Cash Compensation

We pay our independent directors an annual fee of $90,000 for serving on our board. In addition, we pay the chairperson of the nominating and corporate governance committee of our board an annual fee of $15,000, the chairperson of the audit committee of our board an annual fee of $20,000, the chairperson of the compensation committee of our board an annual fee of $15,000 and the lead independent director an annual fee of $20,000.

Each independent director may elect to receive payment of all or a portion of his or her fee in the form of unrestricted shares in lieu of cash pursuant to our employee and director restricted share plan adopted and approved in 2016 (the “RSP”) and may elect to defer the receipt of all or a portion of his or her fee pursuant to our director deferred compensation plan. We do not compensate any director that is not otherwise “independent.”

Stock Compensation

Under the RSP, we may grant awards of restricted shares and restricted share units to directors, officers and employees (if we ever have employees) of the Company, its affiliates or the Business Manager. As a matter of policy, we grant awards of restricted stock to the persons serving as independent directors on the day of our annual meeting. For example, each independent director serving on the board at the time of completion of last year’s annual meeting, which was reconvened and held on December 17, 2025, was granted an award of restricted shares of common stock having a fair market value as of the date of grant equal to $40,000. For purposes of estimating fair market value, we used the Company’s per share NAV as of September 30, 2025. This NAV represented a snapshot in time of value and was based on several assumptions and estimates, all of which change over time. Restricted shares and restricted share units issued to independent directors pursuant to these grants vest over a three-year period following the respective date of grant in increments of 33-1/3% per annum, subject to their continued service as directors until each vesting date and become fully vested earlier upon a liquidity event or upon the termination of a director by reason of his or her death or disability. The total number of common shares granted under the RSP may not exceed 5.0% of our outstanding shares of common stock on a fully diluted basis at any time (adjusted to reflect any increase or decrease in the number of outstanding shares resulting from a stock split, stock dividend, reverse stock split or similar change in our capitalization).

We may also grant other awards of restricted shares under terms that provide for vesting over a specified period or upon attaining pre-established performance objectives. These awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or service as a director for any reason other than death or disability or, if applicable, the termination of the business management agreement with the Business Manager. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares vest. Holders of restricted shares have the right to vote the shares and receive distributions on the shares prior to the restrictions lapsing. As of December 31, 2025, there were 16,648 unvested restricted shares outstanding under the RSP.

The following table sets forth information regarding securities authorized for issuance under the RSP as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	—	—	1,760,593
Equity Compensation Plans not approved by security holders	—	—	—
Total	—	—	1,760,593

Deferred Compensation Plan

Our independent directors may elect to defer receipt of all or a portion of their cash and stock compensation. Eligible cash compensation that is deferred is credited to a book entry account established for each participant in an amount equal to the amount deferred, and restricted share units are issued under the RSP in lieu of all or a portion of stock compensation otherwise payable in restricted shares. A participant has a fully vested right to his or her cash deferral amounts, and the deferred share unit awards will vest on the same terms and schedule as the underlying eligible stock compensation would have otherwise been subject if granted in restricted shares. Unless otherwise determined by the board, while restricted share units are unvested, participants will be credited with dividend equivalents equal in value to those declared and paid on shares of Company common stock, on all restricted share units granted to them. These dividend equivalents will be regarded as having been reinvested in restricted share units, and will only be paid to the extent the underlying restricted share units vest. Payment of restricted share units will be made, to the extent vested, in shares of Company common stock, unless otherwise determined by the board. Except as otherwise determined by the board, account balances will not be credited with interest or any other credits, although the Company may permit an account to be credited with earnings with respect to restricted share units. Our board may amend, suspend or terminate the plan permitting deferred compensation at any time so long as doing so does not substantially impair the rights of any participant under the plan.

Meetings of the Board of Directors, Committees and Stockholders

During the year ended December 31, 2025, our board met sixteen times, the audit committee met seven times, the nominating and corporate governance committee met three times and the compensation committee met one time. Each director attended at least 75% of the aggregate number of Board meetings during the period for which he or she was a director in 2025, except for Mr. Robert Parks, a former director. In addition, all of our directors attended 100% of the aggregate number of meetings of Board committees on which he or she served in 2025.

Directors are encouraged to attend the annual meeting of stockholders. All of the persons that were directors at the time of the 2025 annual meeting of stockholders attended the meeting.

Committees of our Board of Directors

Audit Committee. Our board has an audit committee comprised of our independent directors. Ms. Henry serves as the chairperson of this committee. Our board determined that Ms. Henry qualifies as an “audit committee financial expert” as defined by the SEC. Our audit committee met seven times during the year ended December 31, 2025. The audit committee assists the board in fulfilling its oversight responsibility relating to, among other things: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of our independent registered public accounting firm; and (4) the performance of our internal audit function and independent registered public accounting firm. The report of the committee is included in this proxy statement. The committee operates pursuant to a written charter adopted by the board. A copy of the charter is available on our website at www.inland-investments.com/inland-income-trust. Under “Stockholder Resources,” select “Corporate Governance Documents” and enter “Audit Committee Charter” in the search box to locate the charter. The website and information accessible through it are not a part of this document.

Nominating and Corporate Governance Committee. Our board has a nominating and corporate governance committee comprised of our independent directors. Mr. Davis served as the chair of this committee for the fiscal year 2025. Effective January 2026, Mr. Feldman serves as the chair of this committee. Our nominating and corporate governance committee met three times during the year ended December 31, 2025. The nominating and corporate governance committee is responsible for, among other things: (1) identifying individuals qualified to serve on the board and the nominating and corporate governance committee and recommending to the board a slate of director nominees for election by the stockholders at the annual meeting; (2) periodically reevaluating any corporate governance policies and principles adopted by the board, including recommending any amendments thereto if appropriate; and (3) overseeing an annual evaluation of the board. The nominating and corporate governance committee is also responsible for considering director nominees submitted by stockholders.

The committee considers all qualified candidates identified by members of the committee, by other members of the board of directors, by the Business Manager and by stockholders. In recommending candidates for director positions, the committee considers many factors and evaluates each candidate considering, among other things, the candidate’s knowledge, experience, judgment and skills, such as an understanding of the real estate industry or financial industry or accounting or financial management expertise. Other considerations include the candidate’s independence from the Company, the Business Manager and IREIC, our sponsor, and the ability of the candidate to devote an appropriate amount of effort to board duties. The committee also focuses on people who are actively engaged in their occupations or professions or are otherwise regularly involved in business or the academic community. The committee considers diversity in its broadest sense, including people diverse in geography, gender and ethnicity as well as representing diverse experiences, skills and backgrounds. The committee evaluates each individual candidate by considering all these factors, favoring active deliberation rather than the use of rigid formulas to assign relative weights to these factors. The committee operates pursuant to a written charter adopted by the board. A copy of the charter is available on our website at www.inland-investments.com/inland-income-trust. Under “Stockholder Resources,” select “Corporate Governance Documents” and enter “Nominating and Corporate Governance Committee Charter” in the search box to locate the charter. The website and information accessible through it are not a part of this document.

Compensation Committee. Our board has a compensation committee comprised of our independent directors. Mr. Daniels serves as chair of the committee. Our compensation committee met one time during the year ended December 31, 2025. The committee is responsible for reviewing and approving all forms of compensation for the Company’s independent directors, reviewing and determining, at least annually, that the compensation the Company contracts to pay to the Business Manager is reasonable in relation to the nature and quality of services performed or to be performed, and reviewing and approving the compensation paid directly by the Company to its officers, if any. The report of the committee is included in this proxy statement. The committee operates pursuant to a written charter adopted by the board. A copy of the charter is available on our website at www.inland-investments.com/inland-income-trust. Under “Stockholder Resources,” select “Corporate Governance Documents” and enter “Compensation Committee Charter” in the search box to locate the charter. The website and information accessible through it are not a part of this document.

Communicating with Directors

Stockholders wishing to communicate with our board and its members may send communications by letter or e-mail to our corporate secretary, who will review and forward all correspondence to the appropriate person or persons for a response.

Non-Retaliation Policy

Our non-retaliation policy, also known as our “whistleblower” policy, prohibits us or any of our agents, such as the Business Manager, from retaliating or taking any adverse action against our employees (if we have employees), or the employees of the Business Manager or its affiliates, for raising a concern regarding items such as accounting, internal controls or auditing matters. These persons may raise their concerns by contacting our compliance officer, Cathleen M. Hrtanek, at (630) 218-8000. In addition, confidential complaints involving the Company’s accounting, auditing, and internal auditing controls and disclosure practices may be raised anonymously via email or mail as described in our non-retaliation policy. A complete copy of our non-retaliation policy may be found on our website at www.inland-investments.com/inland-income-trust. Under “Stockholder Resources,” select “Corporate Governance Documents” and enter “Non-Retaliation Policy” in the search box to locate the policy. The website and information accessible through it are not a part of this document.

Anti-Hedging Policy

The insider trading policy of IREIC and its affiliated entities, including our Business Manager and Real Estate Manager, prohibits officers, directors and employees of these entities, including our executive officers, from engaging, without the prior written consent of the applicable employer, in hedging or monetization transactions such as zero-cost collars and forward sale contracts that allow a person to lock in a portion of the value of his or her shares in any Inland entity or any entity sponsored by or advised by IREIC or by any of its direct or indirect subsidiaries. This includes our securities such as shares of our common stock. Because there is no established public trading market for our common stock and we do not have any employees, the Company itself has not separately adopted any specific practices or policies regarding the ability of our directors, officers or employees to purchase financial instruments or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock or any other securities that we might issue.

Insider Trading Policy

We have adopted policies and procedures governing the purchase, sale and other dispositions of our securities by our directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards applicable to the Company. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which is attached as Exhibit 19.1 to our 2025 Annual Report on Form 10-K.

Code of Ethics

Our board has adopted a code of ethics applicable to our directors, officers and employees (if we ever have employees), which is available on our website at www.inland-investments.com/inland-income-trust. The website and information accessible through it are not a part of this document.

Printed copies of the code of ethics are available to any stockholder, without charge, by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Services.

Any waivers of the provisions of the code of ethics for executive officers or directors may be granted only in exceptional circumstances by our board or a committee of our board. Any waivers will be promptly disclosed to the extent required by law. Any amendments to the code of ethics must also be approved by our board. If we make any substantive amendments to the code of ethics or grant any waiver, including any implicit waiver, from a provision of the code of ethics to our chief executive officer, chief financial officer, chief accounting officer or controller or persons performing similar functions, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website as necessary.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

The board of directors annually elects our officers. These officers may be terminated at any time. Information about each of our officers, except for Mr. Michael, whose biography is included above, follows. All ages are stated as of January 1, 2026.

Jerry Kyriazis, 57. Our chief financial officer and treasurer since May 2025. Mr. Kyriazis has served since July 2026 as the chief financial officer for IREIC, the Company’s sponsor, serving several Inland entities, including the Company, InPoint and ALT REIT. Mr. Kyriazis has served as the chief financial officer of ALT REIT and its advisor since June 2023 and October 2022, respectively, as the chief financial officer and treasurer of IVP MHC Fund III, LLC and its business manager since their inception in September 2022, and as the chief financial officer and treasurer of MH Ventures Fund II, Inc. and its business manager since their inception in September 2020. Prior to joining Inland in 2018, Mr. Kyriazis served as director of financial reporting and accounting policy for Citadel LLC (a global hedge fund manager) from 2007 to 2018. He served as vice president, finance and chief accounting officer for Trizec Properties, Inc. from 2002 to 2007 and as vice president, controller for LaSalle Hotel Properties from 1998 to 2000. Mr. Kyriazis worked for PricewaterhouseCoopers LLP from 1990 to 1998. Mr. Kyriazis received his MBA from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Kyriazis received his bachelor’s degree in accounting from Northern Illinois University. Mr. Kyriazis is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

Cathleen M. Hrtanek, 49. Our corporate secretary since August 2011. Ms. Hrtanek also served as the secretary of the Business Manager from August 2011 to December 2024. Ms. Hrtanek joined Inland in 2005 and is currently chief operating officer of TIREG, a position she assumed in May 2024 after most recently holding the titles of associate general counsel and senior vice president. Ms. Hrtanek has served as a director of Inland Securities Corporation and IPC, and a director of IPC Alternative Real Estate Advisor, LLC, since February 2024. Ms. Hrtanek serves as a director or manager of numerous other affiliates of TIREG, including as a manager of our Real Estate Manager since May 2024. Ms. Hrtanek has served as the secretary of InPoint since March 2022, its assistant secretary from August 2016 to March 2022 and secretary of its advisor from August 2016 to December 2024. Ms. Hrtanek also served as the secretary of Inland Diversified from September 2008 to July 2014 and its business manager from September 2008 to March 2016, as the secretary of IPC from August 2009 to May 2017, and as the secretary of Inland Venture Partners, LLC and its sponsored funds and their respective advisors until December 2024. Prior to joining Inland, Ms. Hrtanek was employed by Wildman Harrold Allen & Dixon LLP in Chicago, Illinois, starting in September 2001. Ms. Hrtanek has been admitted to practice law in the State of Illinois and holds a bachelor’s degree in political science and French from the University of Notre Dame and a J.D. from Loyola University Chicago School of Law.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) outlines our executive compensation awarded to the officers set forth in the summary compensation tables included herein, referred to as our “named executive officers” or “NEOs” during the fiscal year ended December 31, 2025. We are externally managed by our Business Manager and do not employ any of our NEOs. With one exception, we neither pay compensation to, nor reimburse, our Business Manager or Real Estate Manager for salary and other compensation paid to our NEOs. We directly compensated Mr. Zalatoris, our former president and chief executive officer, for serving as our president and chief executive officer, although the amounts that we paid offset the amount we paid to the Business Manager on a dollar-for-dollar basis.

All of our other executive officers, including Mr. Michael, who was elected our president and chief executive officer effective February 2, 2026, are compensated by the Business Manager, the Real Estate Manager or one or more of their affiliates, in whole or in part, for services rendered to us. We do not have agreements with these executive officers regarding their compensation and did not determine the compensation earned by, or paid to, them, by the Business Manager, the Real Estate Manager or one or more of their affiliates. We do not compensate or reimburse the Business Manager, the Real Estate Manager or any of their affiliates for any compensation paid by these entities to the other individuals serving as our executive officers, or as executive officers of the Business Manager or the Real Estate Manager. The fees we pay to the Business Manager and Real Estate Manager under the business management agreement or the real estate management agreement, respectively, are described in more detail under “Certain Relationships and Related Transactions.”

Mr. Michael is not an employee of the Company, the Business Manager, the Real Estate Manager, or any of their affiliates. Similarly, Mr. Zalatoris was not an employee of the Company, the Business Manager, the Real Estate Manager, or any of their affiliates. As discussed below, Mr. Zalatoris served pursuant to a separate agreement with the Company. Mr. Zalatoris served as our president and chief executive officer until February 2026, pursuant to an agreement dated as of January 19, 2024, as amended (the “Agreement”). Under the Agreement, we paid Mr. Zalatoris an annual fee (payable pro rata monthly) equal to $350,000 per year, but, as described below, we would net this fee against amounts due under the agreement we have with our Business Manager, which governs the amounts we were required to pay to the Business Manager. Mr. Zalatoris was not paid any incentive compensation or granted any compensation in the form of restricted stock or options by the Company. Because all amounts paid to Mr. Zalatoris reduced, on a dollar-for-dollar basis, amounts due to the Business Manager, we did not incur or pay any “net” compensation. The amount payable to Mr. Zalatoris was agreed upon between Mr. Zalatoris and representatives of the Business Manager and subsequently approved by our independent directors upon the Business Manager agreeing to the dollar-for-dollar offset noted above. The compensation committee did not separately evaluate the compensation amount, including through benchmarking against the compensation paid by similar entities.

The compensation committee is responsible for reviewing any additional compensation that we may pay to any of our executive officers. The compensation committee is also responsible for approving any stock-based awards that may be made in the future to any of our executive officers. At the 2025 annual meeting, approximately 84% of the votes cast for or against the advisory say-on-pay proposal supported the compensation of our named executive officers, and the compensation committee may consider this and the results of future say-on-pay votes when making these determinations. See “Board of Directors and Corporate Governance Principles – Committees of our Board of Directors – Compensation Committee” for additional discussion.

COMPENSATION COMMITTEE REPORT

The compensation committee of the Board has furnished the following report with respect to the year ended December 31, 2025. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of Inland Real Estate Income Trust, Inc.:

We have reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Securities Exchange Act of 1934, as amended, with management.

Based on the review and discussions described above, we recommended to the Board of Directors of Inland Real Estate Income Trust, Inc. (the “Company”) that the “Compensation Discussion and Analysis” be included in the Company’s proxy statement.

The Compensation Committee

Lee A. Daniels, Chair

Stephen L. Davis

Alan Feldman

Gwen Henry

COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation of the Company’s NEOs for each of the fiscal years ended December 31, 2025, 2024, and 2023, respectively, as applicable. For purposes of this table, the Company’s NEOs for 2025 were its president and chief executive officer during 2025 and the two individuals who served as the Company’s principal financial officer during the same year. As noted herein, the Company: (1) set off amounts paid to its former president and chief executive officer against amounts owed to its Business Manager in fiscal year 2024 and 2025; (2) does not compensate any person, including persons serving as its principal financial officer or serving currently as its chief executive officer; and (3) does not reimburse its Business Manager for any compensation paid by that entity to persons serving as executive officers of, or otherwise providing services to, the Company. Prior to entering into the Agreement with Mr. Zalatoris, we did not pay or reimburse any person or entity for serving as our president and chief executive officer, and as of February 2, 2026, the Company no longer pays or reimburses any person or entity for serving as our president and chief executive officer. The summary of compensation for fiscal year 2025 is reflected in the table below. In accordance with rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from the following tables.

Name and Principal Position	Year	Salary	Bonus	Stock Award	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Mark E. Zalatoris, Former President and Chief Executive Officer(1)	2025	$—	$—	$—	$—	$350,000	$350,000
	2024	$—	$—	$—	$—	$323,000	$323,000
	2023	$—	$—	$—	$—	$—	$—
Jerry Kyriazis, Treasurer and Chief Financial Officer(2)	2025	$—	$—	$—	$—	$—	$—
	2024	$—	$—	$—	$—	$—	$—
	2023	$—	$—	$—	$—	$—	$—
Catherine L. Lynch, Former Treasurer and Chief Financial Officer(2)	2025	$—	$—	$—	$—	$—	$—
	2024	$—	$—	$—	$—	$—	$—
	2023	$—	$—	$—	$—	$—	$—

(1)
Mr. Zalatoris served in these positions until February 2026, at which time Bernard Michael became president and chief executive officer of the Company.
(2)
Ms. Lynch served in these positions until May 2025, at which time Jerry Kyriazis became chief financial officer and treasurer of the Company.

Grants of Plan-Based Awards for Fiscal Year 2025

We did not grant any equity awards to our NEOs during the fiscal year ended December 31, 2025.

Outstanding Equity Awards at Fiscal Year-End

There are no equity awards held by any of our NEOs as of December 31, 2025.

Potential Payments Upon Termination or Change-in-Control

We are not obligated to pay any cash severance or other benefits in any change in control of the Company. We have not issued any equity awards to the NEOs, including any with severance benefits or equity award acceleration, as applicable.

Pay Ratio

As described hereinabove, we do not have any employees. Although we paid our former president and chief executive officer, Mr. Zalatoris, under the Agreement, we offset the amount we paid Mr. Zalatoris against the amount we paid the Business Manager on a dollar-for-dollar basis. Given that we do not have employees, we thus cannot calculate a ratio of the fees paid to Mr. Zalatoris to a median employee. As of February 2, 2026, the Company no longer pays or reimburses any person or entity for serving as our president and chief executive officer.

Policies and Practices Related to the Grant of Certain Equity Awards

We have not granted new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or Current Report on Form 8-K that discloses material nonpublic information, as described in Item 402(x)(1) of Regulation S-K. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. If we decide to grant new awards of options, the board will evaluate the appropriate steps to take in relation to the foregoing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We have no employees and, except for payments previously made to Mr. Zalatoris, our former president and chief executive officer, pursuant to the Agreement, we do not otherwise compensate our executive officers. See the discussion under “Compensation Discussion and Analysis” above for additional detail regarding compensation and the discussion under “Certain Relationships and Related Transactions” below for disclosure regarding related party transactions.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to fiscal year 2025, as well as written representations by our directors and executive officers, we believe that each person filed the reports required by Section 16(a) of the Exchange Act with respect to fiscal year 2025 on a timely basis, except as follows: (i) Jerry Kyriazis filed one late Form 3 filing and (ii) Anthony Chereso filed one late Form 3 filing.

Certain Relationships and Related Transactions

The following summarizes the material transactions between the Company and various affiliates of IREIC, including the Business Manager and Real Estate Manager, that have occurred since January 1, 2025, or are currently proposed or anticipated. IREIC is an indirect wholly-owned subsidiary of The Inland Group, LLC. Please see the biographical information of our directors and executive officers elsewhere in this proxy statement for information regarding their relationships to Inland, including IREIC and The Inland Group, LLC.

Business Management Agreement

The Business Manager provides services to us pursuant to the Fourth Amended and Restated Business Management Agreement, which became effective February 1, 2024 (the “BMA”). Under the BMA, we are permitted to engage a person not affiliated with or employed by the Business Manager to serve as president and chief executive officer of the Company. If we do so, the business management fee described below is reduced by the amount of any payment made to the third-party as compensation for serving as the Company’s president and chief executive officer. As noted elsewhere in this proxy statement, Mr. Zalatoris previously served as our president and chief executive officer pursuant to an agreement that ended on February 2, 2026. During the years ended December 31, 2025 and 2024, amounts paid by the Company to Mr. Zalatoris reduced the amount paid by the Company to the Business Manager under the BMA by $350,000 and $323,000, respectively, on a dollar-for-dollar basis. We reduced the fee payable to the Business Manager for the quarter ending March 31, 2026 by $27,000 for amounts paid to Mr. Zalatoris through his resignation, which became effective on February 2, 2026. We will not reduce the fee thereafter because the Business Manager or its affiliates are responsible for compensating all of our executive officers, including Mr. Michael, our president and chief executive officer. The foregoing description is qualified by reference to the BMA in its entirety, a copy of which is included with our Annual Report as Exhibit 10.1.

The term of the BMA expires on March 31, 2027 unless renewed. We are required to pay an annual fee to the Business Manager equal to 0.55% of “average invested assets.” The fee is payable quarterly in an amount equal to 0.1375% of our average invested assets as of the last day of the immediately preceding quarter. The Business Manager may, in its sole discretion, waive or defer until a later date some or all the fee in any quarter. We are not required to pay interest on any fees that are waived or deferred. The Business Manager did not waive or defer any of the fee during the year ended December 31, 2025 or the first six months of 2026. The term “average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, properties, as well as amounts invested in securities and consolidated and unconsolidated joint ventures or other partnerships, before reserves for amortization and depreciation or bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

If a “triggering event” occurs during the term of the BMA, we are required to pay the Business Manager a subordinated incentive fee equal to 10% of the amount by which: (1) the “liquidity amount” (as defined below) exceeds (2) the “aggregate invested capital,” plus the total distributions required to be paid to our stockholders in order to pay them a 7% per annum cumulative, pre-tax non-compounded return on the aggregate invested capital, all measured as of the triggering event. If this return threshold is not satisfied at the time of the applicable triggering event, the fee is required to be paid at the time of any future triggering event if the return requirements have been satisfied. To date, a “triggering event” has not occurred.

A “triggering event” means any sale of assets (excluding the sale of marketable securities) in which the net sales proceeds are specifically identified and distributed to our stockholders, or any liquidity event, such as a listing or any merger, reorganization, business combination, share exchange or acquisition, in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange. “Aggregate invested capital” means the aggregate original issue price paid for the shares of our common stock, before reduction for organization and offering expenses, reduced by any distribution of sale or financing proceeds. The “liquidity amount” means:

•
in the case of the sale of our assets, the net sales proceeds realized by us from the sale of assets since inception and distributed to stockholders, in the aggregate, plus the total amount of any other distributions paid by us from inception until the date that the liquidity amount is determined.
•
in the case of a listing or any merger, reorganization, business combination, share exchange, acquisition or other similar transaction in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their shares, the “market value” of the shares, plus the total distributions paid by us from inception until the date that the liquidity amount is determined. “Market value” means the value determined as follows: (1) in the case of the listing of our shares, or the common stock of our subsidiary, on a national securities exchange, by taking the average closing price over the period of 30 consecutive trading days during which our shares, or the shares of the common stock of our subsidiary, as applicable, are eligible for trading, beginning on the 180th day after the applicable listing, multiplied by the number of our shares, or the shares of the common stock of our subsidiary, as applicable, outstanding on the date of measurement; or (2) in the case of the receipt by our stockholders of securities of another entity that are trading on a national securities exchange prior to, or that become listed concurrent with, the consummation of the liquidity event, as follows: (a) in the case of shares trading before consummation of the liquidity event, the value ascribed to the shares in the transaction giving rise to the liquidity event, multiplied by the number of those securities issued to our stockholders in respect of the transaction; and (b) in the case of shares which become listed concurrent with the closing of the transaction giving rise to the liquidity event, the average closing price over the period of 30 consecutive trading days during which the shares are eligible for trading, beginning on the 180th day after the applicable listing, multiplied by the number of those securities issued to our stockholders in respect of the transaction. In addition, any distribution of cash consideration received by our stockholders in connection with any liquidity event will be added to the market value determined in accordance with clause (1) or (2).

If the BMA is terminated prior to March 31, 2027 as a result of an “internalization” completed in accordance with the transition process set forth in the agreement, the Business Manager, or its successor or designee, will continue to be entitled to receive the subordinated incentive fee, on a prorated basis based on the duration of the Business Manager’s service to us equal to the product of: (1) the amount of the fee to which the Business Manager otherwise would have been entitled had the agreement not been terminated; and (2) the quotient of the number of days elapsed from the effective date of the agreement through the closing of the internalization, and the number of days elapsed from the effective date of the agreement through the date of the closing of the applicable triggering event. An internalization is a process by which we would become internally- or self-managed by, among other things, hiring our own employees.

As described further below, we also reimburse the Business Manager for certain expenses it incurs on our behalf and have agreed to indemnify the Business Manager and the Business Manager’s officers, directors, employees and agents to the fullest extent permitted by law.

For the year ended December 31, 2025, the Business Manager was entitled to a business management fee of approximately $9.0 million, of which approximately $2.3 million remained unpaid as of December 31, 2025. For the six months ended June 30, 2026, the Business Manager was entitled to a business management fee of approximately $4.7 million, of which approximately $2.3 million remained unpaid as of June 30, 2026.

Real Estate Management Agreement

The Real Estate Manager and its affiliates manage or oversee each of our real properties under an agreement that requires us to pay the Real Estate Manager a monthly management fee of up to 1.9% of the gross income from any single-tenant, net-leased property, and up to 3.9% of the gross income from any other type of property. The Real Estate Manager determines, in its sole discretion, the amount of the management fee payable in connection with a particular property, subject to these limits. For each property that is managed directly by the Real Estate Manager or its affiliates, we pay the Real Estate Manager a separate leasing fee based upon prevailing market rates applicable to the geographic market of that property. If we engage our Real Estate Manager to provide construction management services for a property, we also pay a separate construction management fee based upon prevailing market rates applicable to the geographic market of that property. We also reimburse our Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses and benefits of persons performing services for our Real Estate Manager and its affiliates (excluding the executive officers of our Real Estate Manager). For the year ended December 31, 2025, we incurred real estate management fees, property operating expenses, construction management fees and leasing fees in an aggregate amount equal to approximately $8.8 million. For the six months ended June 30, 2026, we incurred real estate management fees, property operating expenses, construction management fees and leasing fees in an aggregate amount equal to approximately $4.3 million.

Other Fees and Expense Reimbursements

We reimburse the Business Manager, Real Estate Manager and entities affiliated with each of them, such as Inland Real Estate Acquisitions, LLC and its affiliates, as well as third parties, for any investment-related expenses they pay in connection with selecting, evaluating or acquiring any investment in real estate assets, regardless of whether we acquire a particular real estate asset. Examples of reimbursable expenses include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party broker or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs. We do not reimburse acquisition expenses in connection with an investment in marketable securities, except that we may reimburse expenses incurred on our behalf and payable to a third party, such as third-party brokerage commissions. We did not incur any acquisition expenses during the year ended December 31, 2025 or the six months ended June 30, 2026.

We reimburse IREIC, the Business Manager and their respective affiliates, including the service providers, for any expenses that they pay or incur on our behalf in providing services to us, including all expenses and the costs of salaries and benefits of persons performing services for these entities on our behalf (except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of the Business Manager or its affiliates) and expenses ultimately paid to third parties. Expenses include, but are not limited to: expenses incurred in connection with any sale of assets or any contribution of assets to a joint venture; expenses incurred in connection with any liquidity event; taxes and assessments on income or real property and taxes; premiums and other associated fees for insurance policies including director and officer liability insurance; expenses associated with investor communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities; administrative service expenses charged to, or for the benefit of, us by third parties; audit, accounting and legal fees charged to, or for the benefit of, us by third parties; transfer agent and registrar’s fees and charges paid to third parties; and expenses relating to any offices or office facilities maintained solely for our benefit that are separate and distinct from our executive offices. During the year ended December 31, 2025, IREIC, the Business Manager and their respective affiliates incurred on our behalf approximately $1.5 million of these expenses, of which approximately $0.3 million had not been reimbursed by us as of December 31, 2025. During the six months ended June 30, 2026, IREIC, the Business Manager and their respective affiliates incurred on our behalf approximately $0.9 million of these expenses, of which approximately $0.3 million had not been reimbursed by us as of June 30, 2026.

For more information on the related party transactions, including the fees paid to related parties, see “Note 11 – Transactions with Related Parties” in the notes to consolidated financial statements in Part IV - Item 15 of our Annual Report.

Policies and Procedures with Respect to Related Party Transactions

Our “First Amended and Restated Related Party Transactions Policy” effective January 11, 2022, prohibits the following transactions by us with IREIC-affiliated entities (each, an “Affiliated Transaction”) unless a majority of the independent directors, not otherwise interested in the transaction, acting as a group, determines in accordance with Section 2-419 of the Maryland General Corporation Law, or any successor provision thereto, that the Affiliated Transaction is fair and reasonable to the Company: (1) purchasing properties from, or selling properties to, any IREIC-affiliated entities (excluding circumstances where an entity affiliated with IREIC, such as Inland Real Estate Acquisitions, Inc., enters into a purchase agreement to acquire a property and then assigns the purchase agreement to the Company); (2) making loans to, or borrowing money from, any IREIC-affiliated entities (excluding expense advancements under existing agreements and the deposit of monies in any banking institution affiliated with IREIC); and (3) investing in joint ventures with any IREIC-affiliated entities.

The First Amended and Restated Related Party Transactions Policy does not impact agreements or relationships between us and IREIC and its affiliates that already existed when it was adopted by our board in January 2022. The policy may only be amended upon the vote of a majority of the independent directors.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute “soliciting material” and should not be deemed “filed” with the SEC or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The Company’s management is responsible for the financial reporting process, preparing consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”), and designing and implementing a system of internal controls and procedures designed to ensure compliance with GAAP and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our year-end financial statements. The audit committee is responsible for monitoring and reviewing these procedures and processes. The audit committee is comprised of four independent directors whose independence has been determined by the board of directors based on the standards set forth in the audit committee’s charter. The board has determined that Ms. Henry qualifies as an “audit committee financial expert” as defined by the SEC. The members of the audit committee are not professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to our financial statements concerning compliance with laws, regulations or GAAP or as to the independence of the registered public accounting firm. The audit committee relies in part, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm that the financial statements have been prepared in conformity with GAAP.

During the year ended December 31, 2025, the audit committee met seven times. At these meetings, the members of the audit committee met with representatives of the Company’s management and with the Company's independent registered public accounting firm, KPMG. The committee discussed numerous items at these meetings including KPMG's responsibilities to the Company and its audit plan for the year ended December 31, 2025.

The audit committee also has reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2025 with the Company's management. Management advised the committee that the financial statements reviewed were prepared in accordance with GAAP and reviewed significant accounting and disclosure issues with the committee.

The audit committee also discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee obtained a formal written statement from KPMG, describing all relationships between KPMG and the Company that might bear on KPMG’s independence. In addition, the audit committee discussed any relationships that may have an impact on KPMG’s objectivity and independence and reviewed audit and non-audit fees paid to KPMG and the written disclosures and letter from KPMG to the committee, as required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The audit committee has concluded that KPMG is independent from the Company.

Based on the review and discussions with management and KPMG described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC.

The Audit Committee
Gwen Henry, Chair Lee A. Daniels Stephen L. Davis Alan Feldman

PROPOSAL NO. 1 – ELECTION OF Class II DIRECTORS

Our board of directors is comprised of seven members, four of whom are independent directors. At the annual meeting, three persons have been nominated to serve as Class II directors. If elected, each nominee will serve until our 2029 annual meeting and until their successors are duly elected and qualify. Each director serves until the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify. The number of directors in each class may be changed from time to time by the Board to reflect matters such as an increase or decrease in the number of directors so that each class, to the extent possible, will have the same number of directors.

The Board of Directors has nominated Anthony Chereso, Stephen L. Davis, and Alan Feldman as nominees for election as Class II directors at the annual meeting, to serve until our 2029 annual meeting and until their successors are duly elected and qualify. Mr. Chereso, Mr. Davis and Mr. Feldman each currently serve as Class II directors of the Company.

If you return a proxy card but do not indicate how your shares should be voted, they will be voted “FOR” the election of Mr. Chereso, Mr. Davis and Mr. Feldman as Class II directors. We know of no reason why any nominee will be unable to serve if elected. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected. If any director resigns, is removed, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill the vacancy until the next annual meeting of stockholders.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the election of Anthony Chereso, Stephen L. Davis and Alan Feldman as Class II Directors to serve until the Company’s 2029 annual meeting and until their successors are duly elected and qualify.

PROPOSAL NO. 2 – RATIFY SELECTION OF KPMG LLP

The audit committee has selected KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Although ratification is not required by our charter, our bylaws or otherwise, our board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. The audit committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm but is not bound by our stockholders’ vote. Even if the selection of KPMG is ratified, the audit committee may change the appointment at any time during the year if it determines a change would be in the best interests of the Company and our stockholders. If you return a proxy card but do not indicate how your shares should be voted, they will be voted “FOR” the selection of KPMG.

Representatives of KPMG will attend the annual meeting. These representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Fees to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2025 and 2024, together with fees for audit-related services and tax services rendered by KPMG for the years ended December 31, 2025 and 2024, respectively (dollar amounts in thousands).

Description	Year Ended December 31, 2025	Year Ended December 31, 2024
Audit fees(1)	$725	$725
Audit-related fees	—	—
Tax fees(2)	160	127
All other fees	—	—
Total	$885	$852
____________

(1) Audit fees consist of fees incurred for the audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q.

(2) Tax fees are comprised of tax compliance and tax consulting fees incurred and billed during the respective years.

Approval of Services and Fees

Our audit committee has reviewed and approved all the fees charged by KPMG and actively monitors the relationship between audit and non-audit services provided by KPMG. The audit committee concluded that all services rendered by KPMG during the years ended December 31, 2025 and 2024, respectively, were consistent with maintaining KPMG’s independence. Accordingly, the audit committee has approved all the services provided by KPMG. As a matter of policy, the Company will not engage its primary independent registered public accounting firm for non-audit services other than “audit-related services” as defined by the SEC, certain tax services and other permissible non-audit services except as specifically approved by the chairperson of the audit committee and presented to the full committee at its next regular meeting. The Company also follows limits on hiring partners of, and other professionals employed by, KPMG to ensure that the SEC’s auditor independence rules are satisfied.

The audit committee must pre-approve any engagements to render services provided by the Company’s independent registered public accounting firm and the fees charged for these services, including an annual review of audit fees, audit-related fees, tax fees and other fees with specific dollar value limits for each category of service. During the year, the audit committee will periodically monitor the levels of fees charged by KPMG and compare these fees to the amounts previously approved. The audit committee also will consider specific engagements on a case-by-case basis, and, if appropriate, approve engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chairperson of the audit committee for approval.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution regarding the compensation paid to certain named executive officers, as disclosed in this proxy statement. In accordance with the advisory vote of our stockholders at our 2025 annual meeting of stockholders, we provide our stockholders with the opportunity to vote annually to approve, on an advisory basis, the compensation of our named executive officers, for such years in which we are subject to these obligations. In evaluating this proposal, stockholders should note that we do not pay our executive officers any compensation or reimburse any third party for amounts they pay to any person serving as one of our named executive officers, including our current president and chief executive officer, and, as described elsewhere in this proxy statement, we previously offset the amounts paid to our former president and chief executive officer against amounts payable to our Business Manager. This proposal is non-binding and the vote will neither impact the agreement with our former president and chief executive officer nor the terms and conditions of the BMA, nor our arrangements with any of our current executive officers. The compensation committee may consider the vote in connection with any future consideration of executive officer compensation. Approval of this non-binding advisory resolution requires an affirmative vote of a majority of the votes cast on the proposal. For a discussion of our compensation policies and goals, see “Executive Compensation — Compensation Discussion and Analysis.”

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on a non-binding, advisory basis, the following resolution at the annual meeting:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby approved on a non-binding, advisory basis.”

Vote Required. If a quorum is present, the outcome of this vote will be determined by the affirmative vote of a majority of all the votes cast on the proposal at the annual meeting.

RECOMMENDATION OF THE BOARD: The Board recommends that you vote “FOR” the adoption of this non-binding advisory resolution.

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

We have not received any stockholder proposals for inclusion in this year’s proxy statement. Stockholders may nominate director candidates and make proposals to be considered at our annual meeting to be held in 2027.

Director Candidates Proposed by Stockholders

Nominations for director positions by the Company are made by our board based upon the recommendation of the nominating and corporate governance committee. With respect to nominations of directors by stockholders, for the nominations to be considered at an annual meeting of stockholders, notice of the nominations must be submitted in accordance with the procedures specified in Section 9 of Article II of our bylaws, which generally requires that the stockholder send certain information about the candidate to our corporate secretary not later than 5:00 p.m., Central Time, on the 120th day and not earlier than the 150th day prior to the first anniversary of the mailing date of our proxy statement for the preceding year’s annual meeting. For our annual meeting to be held in 2027, assuming that the meeting date is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2026 annual meeting, a stockholder must provide written notice of a director nomination not earlier than April 28, 2027, and not later than 5:00 p.m., Central Time, on May 28, 2027, to our corporate secretary, c/o Inland Real Estate Income Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. In the event that the date of the 2027 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2026 annual meeting, notice by a stockholder to be timely must be delivered not earlier than the 150th day prior to the 2027 annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the 2027 annual meeting or the 10th day following the day on which public announcement of the date of the 2027 meeting is first made by the Company pursuant to the Company’s bylaws. A copy of our bylaws may be obtained by written request to our corporate secretary at the same address.

In addition to satisfying the foregoing requirements under our bylaws, the deadline for stockholders to provide notice of a solicitation of proxies pursuant to Rule 14a-19 under the Exchange Act for our next annual meeting in support of director nominees other than the Company's nominees is September 7, 2027.

Other Stockholder Proposals

Stockholders intending to present any other proposal for action by the stockholders at an annual meeting are subject to the same notice provisions under our bylaws as discussed above. Accordingly, for our annual meeting to be held in 2027, assuming that the meeting date is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2026 annual meeting, for a stockholder proposal to be considered at the annual meeting a stockholder must provide written notice of a proposal not earlier than April 28, 2027 and not later than 5:00 p.m., Central Time, on May 28, 2027.

Rule 14a-8 requires that notice of a stockholder proposal requested to be included in our proxy materials pursuant to that rule must generally be furnished to our corporate secretary not later than 120 days prior to the anniversary of the mailing date of our proxy statement for the previous year’s annual meeting. For our annual meeting to be held in 2027, stockholder proposals to be considered for inclusion in the proxy statement under Rule 14a-8 must be received by our corporate secretary no later than May 28, 2027.

Each of these stockholder proposals should be submitted in writing and addressed to our corporate secretary, c/o Inland Real Estate Income Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.

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PROXY CARD

INLAND REAL ESTATE INCOME TRUST, INC. 2901 BUTTERFIELD ROAD OAK BROOK, IL 60523 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T03955-P57687-Z93894 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. INLAND REAL ESTATE INCOME TRUST, INC. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. For Against Abstain 1. To elect three Class II director nominees listed in the Proxy Statement: Class II Nominees: 01) Anthony Chereso 02) Stephen L. Davis 03) Alan Feldman 2. To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026. 3. To adopt a non-binding advisory resolution approving the executive compensation for certain of our named executive officers. Please sign exactly as your name or names appear(s) hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.T03956-P57687-Z93894 INLAND REAL ESTATE INCOME TRUST, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 5, 2026 The undersigned hereby appoint(s) Catherine L. Lynch and Cathleen M. Hrtanek as proxies of the undersigned, with full power of substitution to each, and hereby authorize(s) each of them to represent the undersigned and to vote at the Annual Meeting of the Stockholders of Inland Real Estate Income Trust, Inc. (the “Company”), to be held at 2901 Butterfield Road, Oak Brook, Illinois 60523 at 2:00 p.m., Central Time, on Thursday, November 5, 2026 (the “Annual Meeting”), and any and all adjournments or postponements thereof, all the shares of the Company the undersigned would be entitled to vote if personally present, in accordance with the following instructions. The undersigned acknowledges receipt of the Proxy Statement relating to the Annual Meeting and revokes any proxy heretofore given with respect to such Annual Meeting and any adjournments or postponements thereof. The shares represented by each properly executed proxy will be voted in the manner specified in such proxy. If this proxy card is submitted with no direction, but is signed, dated, and returned, this proxy will be voted “FOR” each of the director nominees listed herein and “FOR” proposals 2 and 3. This proxy also grants discretionary power to vote upon such other business as may properly come before the Annual Meeting. Continued and to be signed on reverse side